UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2016

BankUnited, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35039	27-0162450
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14817 Oak Lane
Miami Lakes, FL 33016
(Address of principal executive offices) (Zip Code)

(305) 569-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement Amendments

On May 6, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of BankUnited, Inc., a Delaware corporation (the “Company”), approved amendments to the Employment Agreements dated February 2, 2016 (the “Employment Agreement Amendments”) by and between the Company and each of John A. Kanas and Rajinder P. Singh (each, an “Executive” and, together, the “Executives”), and the Executives entered into their respective Employment Agreement Amendments as of such date.

 The Employment Agreement Amendments provide for the elimination of the specified size of each Executive’s long-term incentive awards and instead provide for the Company to determine the grant date fair value of the Executive's long-term incentive awards, with the final value of each award to be determined by the Compensation Committee.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to each Executive’s Employment Agreement Amendment, which is filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Employment Agreement by and between the Company and John A. Kanas dated May 6, 2016
10.2	Amendment to Employment Agreement by and between the Company and Rajinder P. Singh dated May 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2016	BANKUNITED, INC.

/s/ Leslie N. Lunak
	Name:	Leslie N. Lunak
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement by and between the Company and John A. Kanas dated May 6, 2016
10.2	Amendment to Employment Agreement by and between the Company and Rajinder P. Singh dated May 6, 2016